EXHIBIT 32.16
CERTIFICATION PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Scott C. Miller, Vice President, Chief Financial Officer and Treasurer of Eastern Gas Transmission and Storage, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:
(1)the Quarterly Report on Form 10-Q of Eastern Gas Transmission and Storage, Inc. for the quarterly period ended June 30, 2026 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Eastern Gas Transmission and Storage, Inc.

Date: August 7, 2026	/s/ Scott C. Miller
Scott C. Miller
Vice President, Chief Financial Officer and Treasurer
(principal financial and accounting officer)